Exhibit 4.9

                                    SECOND AMENDMENT dated as of
                              December 21, 1999 (this
                              "Amendment"), to the Credit
                              Agreement, dated as of July 25,
                              1997, as amended by the First
                              Amendment dated as of October 5,
                              1998 (as so amended and as the same
                              may be further amended, restated,
                              modified or supplemented from time
                              to time, the "Credit Agreement"),
                              among FLEMING COMPANIES, INC. (the
                              "Borrower"), the LENDERS from time
                              to time party thereto (the
                              "Lenders"), BANCAMERICA SECURITIES,
                              INC., as Syndication Agent (the
                              "Syndication Agent"), SOCIETE
                              GENERALE, as Documentation Agent
                              (the "Documentation Agent") and THE
                              CHASE MANHATTAN BANK, as
                              Administrative Agent for the
                              Lenders (the "Administrative
                              Agent").


          WHEREAS, the Borrower, the Lenders, the Syndication
Agent, the Documentation Agent and the Administrative Agent are parties to the Credit Agreement;

          WHEREAS, the Borrower has requested that certain provisions of the Credit Agreement be modified in the manner provided for in this Amendment, and the undersigned Lenders are willing to agree to such modifications.

          NOW THEREFORE, for and in consideration of the premises and the mutual covenants herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties hereby agree as follows:

          Section 1. Definitions. All capitalized terms which are defined in the Credit Agreement and not otherwise defined herein or in the recitals hereof shall have the same meanings herein as in the Credit Agreement.

          Section 2. Amendment of Credit Agreement. The Credit Agreement is hereby amended by:

     (a) Inserting the following sentence at the end of the definition of "Affiliate":

          At all times when the Borrower owns an equity interest in Netco, Netco and each of its subsidiaries will be deemed to be Affiliates of the Borrower.

     (b) Amending clause (a) of the definition of "Asset Disposition" to read as follows:

          (a) any sale, transfer or other disposition of any capital stock of any Subsidiary or of Netco to any Person other than the Borrower or any Wholly Owned Subsidiary (including, without limitation, through the merger of any Subsidiary or Netco with or into any Person other than the Borrower or any Wholly Owned Subsidiary),

     (c) Amending the definition of "Collateral Requirement" to read as follows:

               "Collateral Requirement" means at any date that
          (a) the Pledge Agreement creates in favor of the Collateral Agent, for the benefit of the Lenders, first priority perfected pledges of and security interests in all capital stock or other equity interests owned by the Borrower or any Subsidiary (other than Netco) in any Subsidiary or in Netco, and (b) the Security Agreement creates in favor of the Collateral Agent, for the benefit of the Lenders, first priority perfected security interests in Inventory and Accounts Receivable representing at least 95% of the consolidated Inventory and Accounts Receivable of the Borrower and the Subsidiaries; provided, that (i) the Borrower and the Subsidiaries will in no event be required, in order to satisfy the Collateral Requirement, to subject to the Lien of the Security Agreement Inventory or Accounts Receivable of Joint Ventures or of Netco and (ii) the Borrower will not be required to cause Richmar Foods, Inc. to pledge the capital stock of Netco Foods, Inc. unless and until Richmar Foods, Inc. becomes a Wholly Owned Subsidiary.

     (d) Amending the definition of "Designated Subsidiary" to read as follows:

               "Designated Subsidiary" means a Subsidiary that is neither an Equity Store nor a Business Development Venture; provided that for purposes of Article VI, neither Netco nor any subsidiary of Netco shall be considered a Designated Subsidiary.

     (e) Amending the first sentence of the definition of "Guarantee Requirement" to read as follows:

               "Guarantee Requirement" means at any date that (a) all Wholly Owned Subsidiaries (other than Netco or any subsidiary of Netco) are Guarantors and (b) the assets of the Guarantors, together with the assets of the Borrower, constituted as at the last day of the most recently ended fiscal quarter of the Borrower at least 95% of the consolidated total assets of the Borrower and its Subsidiaries (other than Netco or any subsidiary of Netco); provided, however, that the Guarantee Requirement shall in no event be met unless each Subsidiary that guarantees the Subordinated Notes or any other subordinated Indebtedness of the Borrower shall be a Guarantor.

     (f)  Amending the definition of "Subsidiary" to read as follows:

               "Subsidiary" means any subsidiary of the Borrower; provided that for purposes of Article V (other than Sections 5.01) and Sections 6.03(b), 6.03(c), 6.05 and 6.06(b), neither Netco nor any subsidiary of Netco shall be considered a Subsidiary of the Borrower.

     (g) Inserting in its proper alphabetical order the following new definitions:

               "Netco" means a subsidiary formed or to be formed by the Borrower to which the Visionet Business will be transferred.

               "Visionet Business" means the ownership and operation of an interactive internet medium facilitating open communication among food manufacturers, food wholesalers and retail grocery businesses which as of the date of this Amendment is operated as a division of the Borrower.

     (h) Inserting the words "or any Subsidiary" immediately after the word "Borrower" in Section 5.01(j).

     (i)  Inserting "(a)" immediately after the heading of Section
6.06 and inserting the following new paragraph at the end of such
Section:
               (b) Neither the Borrower nor any Subsidiary shall make any Investment in or to Netco other than (i) the contribution to Netco of assets associated with the Visionet Business, which assets will at the time of such contribution have a book value of approximately $3,000,000, and (ii) other Investments the amount or book value, as applicable, of which does not exceed $10,000,000 in the aggregate for all such Investments. Investments in Netco that are permitted by this paragraph will not be prohibited by any other covenant contained in Section 6.05 or elsewhere in this Agreement.

     (j)  Inserting the following new sentence at the end of Article
VI:

          For purposes of computing the ratios referred to in Sections 6.08 and 6.09, (a) the net income of Netco shall be included in Consolidated Net Income to the extent (and only to the extent) that it is dividended to and received by the Borrower or a Designated Subsidiary in cash and (b) except as provided in the preceding clause (a), the assets, liabilities, cash flows and results of operations of Netco shall be excluded.

          Section 3. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent on behalf of the Lenders as of the date hereof as follows:

     (a) Before and after giving effect to this Amendment, the representations and warranties set forth in the Credit Agreement are true and correct as of the date hereof.

     (b) Immediately before and after giving effect to this Amendment, no Event of Default or Default has occurred and is continuing.

     (c) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any person (including any governmental agency) in order to be effective and enforceable. The Credit Agreement as amended by this Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, subject only to the operation of the bankruptcy code and other similar statutes for the benefit of debtors generally and to the application of general equitable principles.

          Section 4. Conditions to Effectiveness. This Amendment shall become effective when the Administrative Agent shall have received counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, telegraphic, telex or other written confirmation from such party of the execution of a counterpart hereof by such party).

          Section 5. Credit Agreement. Except as specifically stated herein, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof. As used therein, the terms "Agreement", "herein", "hereunder", "hereto", "hereof" and words of similar import shall, unless the context otherwise requires, refer to the Credit Agreement as modified hereby.

          Section 6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.
Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

          Section 7.     Applicable Law.  THIS AMENDMENT SHALL BE
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF
NEW YORK.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.


                                FLEMING COMPANIES, INC.

                                      KEVIN TWOMEY
                                Name:  Kevin Twomey
                                Title: Vice President &
                                       Treasurer


                                THE CHASE MANHATTAN BANK,
                                individually and as Administrative
                                Agent,

                                      BARRY K. BERGMAN
                                Name: Barry K. Bergman
                                Title: Vice President


                                BANK OF AMERICA, N.A.,

                                      LYNN DURNING
                                Name: Lynn Durning
                                Title: Principal


                                BANK OF HAWAII,

                                      DANIEL J. FALSTAD
                                Name: Daniel J. Falstad
                                Title: Vice President


                                BANK OF MONTREAL,

                                      RJ MCCLOVEY
                                Name: RJ McClovey
                                Title: Director


                                BANK OF SCOTLAND,

                                       ANNIE GLYNN
                                Name:  Annie Glynn
                                Title: Senior Vice
                                       President


                                BEAR STEARNS INVESTMENT PRODUCTS
                                INC.,

                                      GREGORY HANLEY
                                Name: Gregory Hanley
                                Title: Vice President


                                COMERICA BANK,

                                      MARK B. GROVER
                                Name: Mark B. Grover
                                Title: Vice President


                                CREDIT LYONNAIS NEW YORK BRANCH,

                                      ROBERT IVOSEVICH
                                Name: Robert Ivosevich
                                Title: Senior Vice
                                       President


                                THE DAI-ICHI KANGYO BANK, LTD.,

                                       PARESH R. SHAH
                                Name:  Paresh R. Shah
                                Title: Assistant Vice President


                                FIRST HAWAIIAN BANK,

                                Name:
                                Title:


                                THE FUJI BANK, LIMITED,

                                      TEIJI TERAMOTO
                                Name: Teiji Teramoto
                                Title: Vice President &
                                       Manager


                                IBJ WHITEHALL BANK & TRUST COMPANY,

                                      CHARLES B. FEARS
                                Name: Charles B. Fears
                                Title: Director


                                BANK ONE, OKLAHOMA, NA,

                                      MARK C. DEMOS
                                Name: Mark C. Demos
                                Title: Senior Vice
                                       President


                                MANUFACTURERS AND TRADERS TRUST
                                COMPANY,

                                      CHRISTOPHER KANIA
                                Name: Christopher Kania
                                Title: Vice President


                                THE MITSUBISHI TRUST AND BANKING
                                CORPORATION,

                                      NOBUO TOMINAGA
                                Name: Nobuo Tominaga
                                Title: Chief Manager


                                NATEXIS BANQUE-BFCE,

                                      MARK A. HARRINGTON
                                Name: Mark A. Harrington
                                Title: Senior Vice
                                       President and
                                       Regional Manager

                                      PAUL H. DIOURI
                                Name: Paul H. Diouri
                                Title: Assistant
                                       Treasurer


                                NATIONAL BANK OF CANADA,

                                      RANDALL K. WILHOT
                                Name: Randall K. Wilhot
                                Title: Vice President

                                      BILL HANDLEY
                                Name: Bill Handley
                                Title: Vice President


                                NATIONAL CITY BANK, KENTUCKY,

                                      TODD ETHINGTON
                                Name: Todd Ethington
                                Title: Vice President


                                PARIBAS,

                                      LARRY ROBINSON
                                Name: Larry Robinson
                                Title: Vice President


                                THE SANWA BANK LIMITED,

                                Name:
                                Title:


                                SENIOR DEBT PORTFOLIO,

                                Name:
                                Title:


                                SOCIETE GENERALE,

                                      J. BLAINE SHAUM
                                Name: J. Blaine Shaum
                                Title: Managing Director
                                       Director


                                THE SUMITOMO BANK, LIMITED,

                                      SURESH S. TATA
                                Name: Suresh S. Tata
                                Title: Senior Vice President


                                SUMMIT BANK,

                                      CATHERINE E. GARRITY
                                Name: Catherine E. Garrity
                                Title: Vice President


                                TRANSAMERICA BUSINESS CREDIT
                                CORPORATION,

                                      PERRY VAVOULES
                                Name: Perry Vavoules
                                Title: Senior Vice
                                       President


                                VAN KAMPEN CLO I LIMITED,

                                by Van Kampen American
                                   Capital Management, Inc.
                                   As Collateral Manager

                                      DARVIN D. PIERCE
                                Name: Darvin D. Pierce
                                Title: Vice President


                                GE CAPITAL CORPORATION,

                                      W. JEROME MCDERMOTT
                                Name: W. Jerome McDermott
                                Title: Vice President


                                MEESPIERSON CAPITAL CORP.,

                                Name:
                                Title:


                                PAM CAPITAL FUNDING, L.P.,

                                Name:
                                Title:


                                CALIFORNIA BANK & TRUST,

                                Name:
                                Title: